OREA Ontario Real Estate Association

Amendment to Agreement of Purchase and Sale

Toronto Real Estate Board

Form 120 for use in the Province of Ontario

BETWEEN BUYER: 123 Real Estate Development Ontario Ltd

AND SELLER: Dir Properties (Gp) Inc

RE: Agreement of Purchase and Sale between the Seller and Buyer, dated the 20 day of May 2015

concerning the property known as 41 Metropolitan Road,

Toronto as more particularly described in the aforementioned Agreement

The Buyer(s) and Seller(s) herein agree to the following Amendments to the aforementioned Agreement

Delete:
Closing Date: 14 October 2015
~~Title Search Date 17 September 2015~~

Insert:
Closing Date: 17 November 2015
~~Title Search Date 27 October 2015~~

non-refundable

The Buyer agrees to make a further deposit in the amount of Five Hundred Thousand dollars [$500,000.00] CDN, when this amendment is accepted by the Seller by wire transfer to Osler, Hoskin & Harcourt LLP upon acceptance of this amendment by the Seller. The Buyer agrees that in the event that the Closing Date does not occur on November 17, 2015, the total deposit of $800,000 shall be non-refundable to the Buyer.

INITIALS OF BUYER(S): INITIALS OF SELLER(S):

IRREVOCABILITY: This Offer to Amend the Agreement shall be irrevocable by ~~Buyer~~ Seller (Seller/Buyer) until 9:00 p.m. on the 8 day of October 20 15, after which time, if not accepted, this Offer to Amend the Agreement shall be null and void.

For the purposes of this Amendment to Agreement, "Buyer" includes purchaser and "Seller" includes vendor.
Time shall in all respects be of the essence hereof provided that the time for doing or completing of any matter provided for herein may be extended or abridged by an agreement in writing signed by Seller and Buyer or by their respective solicitors who are hereby expressly appointed in this regard.

All other Terms and Conditions in the aforementioned Agreement to remain the same.

SIGNED, SEALED AND DELIVERED in the presence of:	IN WITNESS whereof I have hereunto set my hand and seal:	
(Witness)	(Buyer/Seller)	(Seal) DATE 10/2/2015
(Witness)	(Buyer/Seller)	(Seal) DATE

I, the Undersigned, agree to the above Offer to Amend the Agreement.

SIGNED, SEALED AND DELIVERED in the presence of:	IN WITNESS whereof I have hereunto set my hand and seal:	
(Witness)	(Buyer/Seller)	(Seal) DATE 10/2/2015
(Witness)	(Buyer/Seller)	(Seal) DATE

The Undersigned Spouse of the Seller hereby consents to the Amendments hereinbefore set out.

(Witness)	(Spouse)	(Seal) DATE

CONFIRMATION OF ACCEPTANCE: Notwithstanding anything contained herein to the contrary, I confirm this Amendment to Agreement with all changes both typed and written was finally accepted by all parties at 10:04 a.m./p.m. this 4 day of October, 20 15.

(Signature of Seller or Buyer)

ACKNOWLEDGEMENT

I acknowledge receipt of my signed copy of the accepted Amendment to Agreement and I authorize the Brokerage to forward a copy to my lawyer.	I acknowledge receipt of my signed copy of this accepted Amendment to Agreement and I authorize the Brokerage to forward a copy to my lawyer.
(Seller) DATE 10/2/2015	(Buyer) DATE 10/2/2015
(Seller) DATE	(Buyer) DATE
Address for Service	Address for Service
Tel. No.	Tel. No.
Seller's Lawyer	Buyer's Lawyer
Address	Address
Email	Email
Tel. No. FAX No.	Tel. No. FAX No.